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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                APRIL 29, 2001


                        ASSOCIATED MATERIALS INCORPORATED
             (Exact name of registrant as specified in its charter)


          DELAWARE                       0-24956               75-1872487
(State or other jurisdiction           (Commission            (IRS Employer
      of incorporation)                File Number)         Identification No.)


2200 ROSS AVENUE, SUITE 4100 EAST, DALLAS, TEXAS                   75201
   (Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code            (214) 220-4600



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ITEM 5.  OTHER EVENTS.

         On April 29, 2001, Associated Materials Incorporated (the "Company") repurchased 1,000,000 shares of its class B common stock, par value $.0025 per share (the "Class B Shares"), from The Prudential Insurance Company of America ("Prudential") and its wholly owned subsidiary, PCG Finance Company II, LLC ("PCG"). The purchase price was $19.50 per Class B Share, or $19,500,000 in the aggregate. A copy of the Stock Disposition Agreement among the Company, Prudential and PCG has been filed as an exhibit to this report and is incorporated herein by reference.

         The Company financed the repurchase of the Class B Shares through available cash and borrowings under the Company's existing bank credit facility.

         Following the repurchase, Prudential and PCG will continue to own, in the aggregate, 550,000 Class B Shares.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) EXHIBITS.  The following exhibits are filed herewith:

                    Exhibit
                     Number          Description

                      10.1 Stock Disposition Agreement, dated as of April 29, 2001, between Associated Materials Incorporated, The Prudential Insurance Company of America and PCG Finance Company II, LLC.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ASSOCIATED MATERIALS INCORPORATED



                                    By:  /s/ Robert L. Winspear
                                         --------------------------------------
                                         Robert L. Winspear
                                         Vice President and Chief Financial
                                           Officer

Date:  April 30, 2001


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                                INDEX TO EXHIBITS

                    Exhibit
                     Number          Description
                     ------          -----------
                      10.1           Stock Disposition Agreement, dated as of
                                     April 29, 2001, between Associated
                                     Materials Incorporated, The Prudential
                                     Insurance Company of America and PCG
                                     Finance Company II, LLC.


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